Exhibit 4.4
Execution Copy
CAMELOT INFORMATION SYSTEMS INC.
REGISTRATION RIGHTS AGREEMENT
December 27, 2007

     THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (the “Agreement”) is made as of December 27, 2007 by and among (i) Camelot Information Systems Inc., an international business company incorporated under the laws of the British Virgin Islands (the “Company”), (ii) the existing shareholders of the Company as set forth in Exhibit A hereto (the “Company Shareholders”), (iii) Citigroup Venture Capital International Growth Partnership, L.P. and Citigroup Venture Capital International Co-Investment, L.P., each a limited partnership organized under the laws of the Cayman Islands (collectively, the “Series A Investor”); (iv) IBM WTC Asia Investments LLC and Lehman Brothers Offshore Partners Ltd. (each a “Series B Investor,” collectively, the “Series B Investors,” together with the Series A Investor, the “Preferred Investors”); and (v) any other Persons who shall later become signatories to this Agreement (collectively with the Company Shareholders and Preferred Investors, the “Shareholders”).
RECITALS
     A. The Company, the Company Shareholders, the Series A Investor and certain of the other Shareholders are parties to a Registration Rights Agreement dated as of May 10, 2006 (the “Prior Registration Rights Agreement”), which was entered into in connection with the issuance by the Company of 5,033,500 Series A Voting Convertible Preferred Shares (the “Series A Preferred Shares”) to the Series A Investor pursuant to that certain Series A Preferred Shares Purchase Agreement, dated as of April 3, 2006, as amended by the Waiver and Amendment No. 1 thereto, dated May 10, 2006 (the “Series A Purchase Agreement”);
     B. Concurrently with the execution of this Agreement, the Company, the Series B Investors and Yiming Ma and Heidi Chou are entering into a Series B Convertible Preferred Share Purchase Agreement (the “Series B Purchase Agreement”) providing for the sale of shares of the Company’s Series B Voting Convertible Preferred Shares (the “Series B Preferred Shares”);
     C. Concurrently with the execution of this Agreement, the Company, the Company Shareholders, the Preferred Investors are entering into a First Amended and Restated Shareholders Agreement (the “Amended and Restated Shareholders Agreement”), regarding the management of the Company, the transfer of the Shares of the Company and certain other rights and obligations of the parties thereof as set forth therein and
     D. The Company the Company Shareholders, the Series A Investor, the Series B Investors and certain of the other Shareholders desire to amend and restate the Prior Registration Rights Agreement in its entirety with the rights and privileges as set forth herein to provide for certain arrangements with respect to the secondary sale of Shares by the Shareholders, as more precisely described herein.
     NOW THEREFORE, in consideration of the foregoing and the mutual promises, covenants and agreements of the Parties contained herein, the Parties agree as follows:
     1. Certain Definitions. As used in this Agreement, the following terms have the following respective meanings:
     “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person (including any Subsidiary) and “Affiliates” shall have correlative meaning. For the purpose of this definition, the term “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.
     “Agreement” has the meaning set forth in the preamble to this Agreement.
     “Amended and Restated Shareholders Agreement” has the meaning set forth in the recitals to this Agreement.
     “Blue Sky” means the statutes of any state regulating the sale of corporate securities within that state.
     “Board” means the board of directors of the Company.
     “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized to be closed in either the PRC or the Hong Kong Special Administrative Region.
     “Commission” means the United States Securities and Exchange Commission.
     “Company” has the meaning set forth in the preamble to this Agreement.
     “Company Shareholders” has the meaning set forth in the preamble to this Agreement.
     “Demand Registration” has the meaning set forth in Section 2.1 of this Agreement.
     “Damages” has the meaning set forth in Section 7.1 of this Agreement.
     “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as from time to time in effect.
     “FINRA” shall mean the Financial Industry Regulatory Authority.
     “Form F-3” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.
     “Governmental or Regulatory Authority” means any applicable State, federal provincial, county and local court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of any jurisdiction in which a Person conducts business or operations.

     “Holder” means the Series A Investor, the Series B Investors and any other holder of Registrable Securities (including any Permitted Transferees of the Series A Investor and the Series B Investors) entitled to the rights, and bound by the obligations under this Agreement, in accordance with Section 5.1.
     “Initial Public Offering” means the first Public Offering on a fully underwritten basis of Equity Securities of a Person upon the consummation of which such securities are listed on the New York Stock Exchange, NASDAQ National Market, the Hong Kong Stock Exchange, the London Stock Exchange or an internationally recognized securities exchange approved by the Series A Investor.
     “Initiating Holder” has the meaning set forth in Section 2.1 of this Agreement.
     “IPO Vehicle” shall mean the Company or a Person organized to effect an Initial Public Offering of the Company.
     “Ordinary Shares” means the ordinary share of the Company.
     “Parties” means collectively the Series A Investor, the Series B Investors, the Company Shareholders, the Company and any Person who becomes a party to this Agreement. Each of the Parties shall be referred to as a “Party”.
     “Person” means any natural person, corporation, limited liability company, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.
     “PRC” or “China” means the People’s Republic of China, but solely for the purposes of this Agreement excluding the Hong Kong Special Administrative Region, Macau Special Administrative Region and the island of Taiwan.
     “Preferred Investors” has the meaning set forth in the preamble to this Agreement, and shall include any Series A Investor Permitted Transferee and Series B Investor Permitted Transferee.
     “Prior Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.
     “Preferred Shares” means the Series A Preferred Shares and Series B Preferred Shares.
     “Prospectus” shall mean the prospectus included in a Registration Statement, including any preliminary Prospectus, any free-writing Prospectus, and any such Prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities and by all other amendments and supplements to such Prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.
     “Public Offering” means, in the case of an offering in the United States, an underwritten public offering of Equity Securities of a Person pursuant to an effective registration statement under the U.S. Securities Act of 1933, as amended, and, in the case of an offering in any other jurisdiction, a widely distributed underwritten offering of Equity Securities of a Person in which both retail and institutional investors are eligible to buy in accordance with the securities laws of such jurisdiction.
     “Qualified IPO” means an initial public offering of the IPO Vehicle at an implied pre-offering Company valuation of no less than US$300,000,000, with direct or indirect net proceeds to the Company of at least US$30,000,000, at an offering price per Ordinary Share equal to at least the Adjusted Purchase Price. For the purpose herein, implied pre-offering Company valuation shall mean the amount equal to (x) the price per share of Ordinary Shares offered and sold in the Initial Public Offering multiplied by (y) the number of Ordinary Shares, on a Fully-Diluted basis, outstanding immediately prior to such Initial Public Offering. For the purpose herein, Adjusted Purchase Price shall mean the purchase price at which the Series A Investor purchased the Series A Preferred Shares under the Series A Purchase Agreement, as adjusted in accordance with Section 1.05 thereof and further subject to proportional adjustments in accordance with Section 1.08 thereof.
     “Registration” means a registration effected by preparing and filing a Registration Statement and the declaration or ordering of the effectiveness of that Registration Statement, and the terms “Register” and “Registered” have meanings correlative with the foregoing.
     “Registrable Securities” means (i) Ordinary Shares issued or issuable upon conversion of the Preferred Shares, (ii) Ordinary Shares or any other securities of the Company issued as a dividend or other distribution with respect to, or in exchange for, or in replacement of, the Preferred Shares, and (iii) all other Ordinary Shares which may be from time to time acquired by a Holder after the date hereof.
     “Registration Expenses” means all expenses, other than underwriting discounts and commissions, incurred by the Company in complying with Sections 2 or 3 of this Agreement, including, without limitation, all Registration, qualification, and filing fees, printing expenses, fees and disbursements of counsels for the Company, reasonable fees and disbursements of special counsels for all Holders (if different from counsels to the Company), Blue Sky fees and expenses, and the expense of any special audits incident to or required by any Registration.
     “Registration Statement” means a registration statement prepared on Forms S-1, S-2, S-3, F-1 or F-3 under the Securities Act, or on any comparable form in connection with registration in a jurisdiction other than the United States.
     “Securities Act” means the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as from time to time in effect.
     “Selling Expenses” means all underwriting discounts and selling commissions applicable to the sale of Registrable Securities pursuant to this Agreement.
     “Series A Investor” has the meaning set forth in the preamble to this Agreement.

     “Series B Investor” has the meaning set forth in the preamble to this Agreement.
     “Series A Preferred Shares” has the meaning set forth in the recitals to this Agreement.
     “Series B Preferred Shares” has the meaning set forth in the recitals to this Agreement.
     “Series A Purchase Agreement” has the meaning set forth in the recitals to this Agreement.
     “Series B Purchase Agreement” has the meaning set forth in the recitals to this Agreement.
     “Shareholders” has the meaning set forth in the preamble to this Agreement.
     “Shares” means the Ordinary Shares and the Preferred Shares.
     “Underwriters’ Representative” has the meaning set forth in Section 2.5(c) of this Agreement.
     Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Shareholders Agreement.
     2. Demand Registration.
          2.1. Request for Registration on Form Other Than Form F-3. If a Qualified IPO has not occurred by December 31,2008, then, in the event that the Company receives from any Holder at any time thereafter a written request that the Company effect any Registration with respect to at least thirty percent (30%) of the Registrable Securities then outstanding on a form other than Form F-3 (or any comparable form for a Registration for an offering in a jurisdiction other than the United States) (such Holder referred to as “Initiating Holder”), subject to the terms of this Agreement, the Company shall (i) within ten (10) days of receipt of such written request, give written notice of the proposed Registration to all other Holders and other shareholders of the Company with piggyback registration rights (including, for the avoidance of doubt, the Company Shareholders), and (ii) as soon as practicable, use its best efforts to effect Registration of those Registrable Securities (“Demand Registration”) which the Company has been so requested to Register, together with all other Registrable Securities and securities of the Company other than the Registrable Securities which the Company has been requested to Register by holders thereof by written request given to the Company within ten (10) days after written notice from the Company, subject to limitations of this Section 2. The Company shall not be obligated to take any action to effect any Registration pursuant to this Section 2.1 (x) after the Company has effected two (2) Registrations pursuant to this Section 2.1; (y) after the Company has effected one Registration pursuant to this Section 2.1 during any nine (9)-month period other than a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities, the Holders requested to be included in such registration) pursuant to the provisions of Section 2.5(d) and 3.2(b); or (z) if the Initiating Holder proposes to dispose of shares of Registrable Securities that may be immediately Registered on Form F-3 pursuant to a request made pursuant to Section 2.2. The substantive provisions of Section 2.5 shall be applicable to the Registration initiated under this Section 2.1.
          2.2. Request for Registration on Form F-3. If any Holder requests in writing that the Company file a Registration Statement on Form F-3 (or any comparable form for a Registration in a jurisdiction other than the United States) for a public offering of shares of Registrable Securities, the reasonably anticipated aggregate price to the public of which, net of Selling Expenses, would not be less than US$2,000,000, and the Company is a registrant entitled to use Form F-3 (or any comparable form for a Registration for an offering in a jurisdiction other than the United States) to register the Registrable Securities, the Company shall (i) within ten (10 days of receipt of such written request, give written notice of the proposed Registration to all other Holders and other shareholders of the Company with piggyback registration rights, and (ii) use its best efforts to cause those Registrable Securities which the Company has been so requested to be Registered, together with all other Registrable Securities and securities of the Company other than the Registrable Securities which the Company has been requested to Register by holders thereof by written request given to the Company within ten (10) days after written notice from the Company, for the offering on that form and to cause those Registrable Securities and securities of the Company other than the Registrable Securities to be qualified in jurisdictions as the Holder or Holders may reasonably request, subject to limitations of this Section 2. Except as otherwise provided herein, there shall be no limit on the number of times the Holders may request registration of Registrable Securities under this Section 2.2, provided the Company shall not be required to effect more than one Registration pursuant to this Section 2.2 in any nine (9) month period. The substantive provisions of Section 2.5 shall be applicable to each Registration initiated under this Section 2.2.
          2.3. Right of Deferral. Notwithstanding the foregoing, the Company shall not be obligated to file a Registration Statement pursuant to this Section 2:
(a)	if no Registration Statement has been filed previously and the Company is in the process of preparing a Registration Statement and in good faith determines that such Registration Statement will be filed within sixty (60) days from the date of the receipt of the written request set forth in Section 2.1;

(b)	if a Registration Statement had been filed previously, within one hundred eighty (180) days after the effective date of, any Registration Statement pertaining to the securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan or a registration from which the Registrable Securities of the Holders have been excluded (with respect to all or any portion of the Registrable Securities, the Holders requested to be included in such registration) pursuant to the provisions of Section 2.5(d) and 3.2(b)); or

(c)	if the Company furnishes to those Holders a certificate signed by the chief executive officer of the Company stating that in the good faith judgment of the Board it would be seriously detrimental to the Company or its shareholders for a Registration Statement to be filed in the near future, then the Company’s obligation to use its best efforts to file a Registration Statement shall be deferred for a period not to exceed one hundred twenty

(120) days from the receipt of the request to file the registration by that Holder; provided, that the Company shall not exercise the right to delay a request contained in this Section 2.3(b) more than once in any nine (9)-month period, and provided further, that during such one hundred twenty (120)-day period, the Company shall not file a Registration Statement with respect to any public offering of securities of the Company.
          2.4. Registration of Other Securities in Demand Registration. Any Registration Statement filed pursuant to the request of the Holders under this Section 2 may, subject to the provisions of Section 2.5, include securities of the Company other than Registrable Securities.
          2.5. Underwriting in Demand Registration.
(a)	Notice of Underwriting. If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2, and the Company shall include that information in the written notice referred to in Section 2.1 or 2.2 of this Agreement, as applicable. The right of any Shareholder to Registration pursuant to this Section 2 shall be conditioned upon such Shareholder’s agreement to participate in the underwriting and the inclusion of that Shareholder’s Registrable Securities or securities of the Company other than Registrable Securities, as the case may be, in the underwriting to the extent provided herein.

(b)	Inclusion of Other Securities in Demand Registration. If the Company, officers or directors of the Company holding securities other than the Registrable Securities, or holders of securities other than the Registrable Securities, request inclusion of other securities of the Company held thereby in the Registration, to the extent that such securities are not entitled by right to be included in the Registration pursuant to piggyback registration rights, the Initiating Holders, to the extent they deem advisable, may, in their sole discretion, on behalf of all Holders, offer to any or all of the Company, those officers or directors, and the holders of securities other than the Registrable Securities, that their securities be included in the underwriting and may condition that offer on the acceptance by those Persons of the terms of this Section 2. If, however, the number of shares so included exceeds the number of shares of Registrable Securities included by all Holders, the Registration shall be treated as governed by Section 3 of this Agreement rather than this Section 2, and it shall not count as a Registration for purposes of this Section 2.

(c)	Selection of underwriter in Demand Registration. The Company shall (together with all Shareholders proposing to distribute their securities through the underwriting) enter into an underwriting agreement in customary form with the underwriter or, if more than one, the lead underwriter acting as the representative of the underwriters (the “Underwriters’ Representative”) selected for the underwriting by the

Holders of a majority of the Registrable Securities (calculated on an as-converted basis) to be Registered in the proposed offering.

(d)	Marketing Limitation in Demand Registration. Notwithstanding any other provision of this Section 2, in the event the Underwriters’ Representative advises the Company in writing that market factors (including, without limitation, the aggregate number of shares of Ordinary Shares requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, then the Company shall so advise all Shareholders proposing to distribute their securities through the underwriting, and the number of shares of Registrable Securities that may be included in the Registration and underwriting shall be allocated among all Holders in proportion on an as-converted basis, as nearly as practicable, to the respective amounts of Registrable Securities entitled to inclusion in that Registration held by those Holders at the time of filing the Registration Statement, provided, however, that the number of shares of Registrable Securities to be included in any such underwriting held by Holders shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting. In no event shall the number the Registrable Securities included in any such underwriting be reduced to less than 30% of the numbers of the Registrable Securities requested to be included. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 2.5(d) shall be included in that Registration Statement. To facilitate the allocation of shares in accordance with the foregoing, the Company or the underwriters may round the number of shares allocated to any Holder to the nearest 100 shares.

(e)	Right of Withdrawal in Demand Registration. If any Holder of Registrable Securities, or a Shareholder of other securities entitled (upon request) to be included in that Registration, disapproves of the terms of the underwriting, such Holder or Shareholder may elect to withdraw therefrom by written notice to the Company, the Underwriters’ Representative, and other Shareholders proposing to distribute their securities through the underwriting, delivered at least fifteen (15) days prior to the effective date of the Registration Statement. The securities so withdrawn shall also be withdrawn from the Registration Statement.
          2.6. Other Securities Laws in Demand Registration. In the event of any Registration pursuant to this Section 2, the Company shall exercise its best efforts to Register and qualify the securities covered by the Registration Statement under the securities laws of any other jurisdictions as shall be reasonably appropriate for the distribution of the securities, except for any particular jurisdiction (other than the United States or any jurisdiction on which the Registrable Securities are being proposed to be listed) in which the Company would be required solely as a result of such Registration to execute a general consent to service of process in effecting such Registration, qualification, or compliance, unless the Company is already subject to service in such jurisdiction; provided, however, that notwithstanding anything in this Agreement to the contrary, in the event any jurisdiction in which the securities shall be qualified imposes a non-waivable requirement that expenses incurred in connection with the qualification of the securities be borne by selling shareholders, the expenses shall be payable pro rata by the selling shareholders.
     3. Unlimited Piggyback Registration.
          3.1. Notice of Piggyback Registration and Inclusion of Registrable Securities. Subject to the terms of this Agreement, if the Company decides to Register any of its Ordinary Shares (either for its own account, for the account of a security holder or both), the Company shall (a) promptly give each Holder written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify those securities under the applicable Blue Sky or other securities laws), and (b) include in that Registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request delivered to the Company by any Holder within twenty (20) days after delivery of the written notice from the Company. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein.
          3.2. Underwriting in Piggyback Registration.
(a)	Notice of Underwriting in Piggyback Registration. If the Registration of which the Company gives notice is for a Registered Public Offering, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3.1. In this event, the right of any Holder to Registration shall be conditioned upon such Holder’s agreement to participate in the underwriting and the inclusion of that Holder’s Registrable Securities in the underwriting, to the extent provided in this Section 3. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through the underwriting) enter into an underwriting agreement in customary form with the Underwriters’ Representative for such offering. The Holders shall have no right to participate in the selection of the underwriters for an offering pursuant to this Section 3.

(b)	Marketing Limitation in Piggyback Registration. In the event the Underwriters’ Representative advises the Holders seeking Registration of Registrable Securities pursuant to this Section 3 in writing that market factors (including, without limitation, the aggregate number of shares of Ordinary Shares requested to be Registered, the general condition of the market, and the status of the Persons proposing to sell securities pursuant to the Registration) require a limitation of the number of shares to be underwritten, the Underwriters’ Representative (subject to the allocation priority set forth in Section 3.2(c)) may:

(i)	in the case of a Registered Initial Public Offering, exclude some or all Registrable Securities from the Registration and underwriting; and

(ii)	in the case of any Registered Public Offering subsequent to the initial public offering, limit the number of shares of Registrable Securities to be included in the Registration and underwriting, to not less than 20% of the securities included in the Registration.
(c)	Allocation of Shares in Piggyback Registration. In the event that the Underwriters’ Representative limits the number of shares to be included in a Registration pursuant to Section 3.2(b), the number of shares to be included in the Registration shall be allocated among the Holders and other Shareholders (other than the Registrable Securities) requesting and legally entitled to include securities in that Registration, in proportion and on an as-converted basis, as nearly as practicable, to the respective amounts of securities (including the Registrable Securities) which the Holders and the other Shareholders would otherwise be entitled to include in the Registration. For any Registration subsequent to an Initial Public Offering, the number of shares that may be included in the Registration and underwriting under this Section 3.2(c) shall not be reduced to less than 20% of the aggregate securities included in the Registration without the prior consent of Holders of at least a majority of the Shares (calculated on an as-converted basis) who have requested their shares be included in the Registration and underwriting. No Registrable Securities or other securities excluded from the underwriting by reason of this Section 3.2(c) shall be included in the Registration Statement.

(d)	Withdrawal in Piggyback Registration. If any Holder disapproves of the terms of any underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the Underwriters’ Representative delivered at least fifteen (15) days prior to the effective date of the Registration Statement. Any Registrable Securities or other securities excluded or withdrawn from the underwriting shall be withdrawn from the Registration.

(e)	Right to Terminate Registration. The Company shall have the right to terminate or withdraw any Registration initiated by it under this Section 3.2 prior to the effectiveness of such Registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn Registration shall be borne by the Company in accordance with Section 4 hereof.
     4. Expenses of Registration. All Registration Expenses incurred in connection with each of the Registrations pursuant to Section 2.1 and unlimited Registrations pursuant to Sections 2.2 and 3, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any Registration Expenses of any Registration begun pursuant to Section 2.1 or 2.2 if the Registration request is subsequently withdrawn at the request of the Holders pursuant to Section 2.5(e) of this Agreement (in which case all selling Shareholders shall bear such expenses pro rata upon the number of Registrable Securities that were to be included in the withdrawn Registration). All Selling Expenses shall be borne by the holders of the securities Registered pro rata on the basis of the number of securities so Registered.
     5. Assignability of Registration Rights; Termination of Registration Rights; Limitation on Subsequent Registration Rights
          5.1. Assignability of Registration Rights. The rights to cause the Company to Register securities granted under Sections 2 and 3 of this Agreement shall be assignable by a Preferred Investor to any Person based on any permitted transfer of its Shares set forth in Clause 5.2 of the Amended and Restated Shareholders Agreement. No other party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the written consent of the Company and a majority of the Preferred Shares held by the Preferred Investors (with the Preferred Shares held by the Preferred Investors voting as a single class on an as-converted basis).
          5.2. Termination of Registration Rights. The rights to cause the Company to Register securities granted under Sections 2 and 3 of this Agreement and to receive notices pursuant to Section 3 of this Agreement, shall terminate, with respect to each Holder of Series A Preferred Shares and Holder of Series B Preferred Shares, on the later of: (a) the date seven (7) years after the closing of the sale and purchase of all of the Series A Preferred Shares and Series B Preferred Shares, respectively, and (b) the date four (4) years after the closing of a Qualified IPO.
          5.3. Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding on an as-converted basis, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights.
     6. Registration Procedures and Obligations. Whenever required under this Agreement to effect the Registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:
(a)	(i) prepare and file a Registration Statement with the Commission which (x) shall be on Form F-1 or Form F-3 (or any successors to such forms), if available, (y) shall be available for the sale or exchange of the Registrable Securities in accordance with the intended method or methods of distribution by the selling Holders thereof, and (z) shall comply as to form with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith and all other information reasonably requested by the Underwriters’ Representative to be included therein, (ii) use all reasonable efforts to cause such Registration Statement to become effective and remain effective for up to 120 days or, if earlier, until the Holder or Holders have completed the distribution thereto, provided, however, that such 120 day period shall be extended for a period of time equal to the period any Holder refrains from selling any securities included in such registration at the request of the underwriter(s), (iii) use best efforts not to take any action that would cause a Registration Statement to contain a material misstatement or omission or to be not effective and usable for resale of the Registrable Securities during the period that such

Registration Statement is required to be effective and usable, and (iv) cause each Registration Statement and the related Prospectus and any amendment or supplement thereto, as of the effective date of such Registration Statement, amendment or supplement (x) to comply in all material respects with any requirements of the Securities Act and (y) not to contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;
(b)	subject to Section 6(a), prepare and file with the Commission such amendments and post-effective amendments to each such Registration Statement, as may be necessary to keep such Registration Statement effective for the applicable period; cause each such Prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by each Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof, as set forth in such registration statement;

(c)	furnish to each Holder for which the Registrable Securities are being registered and to each underwriter of an underwritten offering of the Registrable Securities, if any, without charge, as many copies of each Prospectus, including, without limitation, each preliminary Prospectus, each free-writing Prospectus and any amendment or supplement thereto and such other documents as such Holder or underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities; the Company hereby consents to the use of the Prospectus, including, without limitation, each preliminary Prospectus and each free-writing Prospectus, by each Holder for which the Registrable Securities are being registered and each underwriter of an underwritten offering of the Registrable Securities, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or the preliminary Prospectus or the free-writing Prospectus, as applicable;

(d)	(i) use best efforts to register or qualify the Registrable Securities, no later than the time the applicable Registration Statement is declared effective by the Commission, under all applicable state securities or Blue Sky laws of such jurisdictions as each underwriter, if any, or any Holder having Registrable Securities covered by a Registration Statement, shall reasonably request; (ii) use all reasonable efforts to keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective; and (iii) do any and all other acts and things which may be reasonably necessary or advisable to enable each such underwriter, if any, and any such Holder to consummate the disposition in each such jurisdiction of such Registrable Securities the registration of which such Holder is requesting; provided, however, that the Company shall not be obligated to qualify to do business or to a file a general consent to service of process in any such state or jurisdiction, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act or the listing rules of the relevant stock exchange on which the Registrable Securities are being proposed to be listed;

(e)	notify each Holder for which the Registrable Securities are being registered promptly, and, if requested by such Holder, confirm such advice in writing, (i) when a Registration Statement has become effective and when any post-effective amendments and supplements thereto become effective, (ii) of the issuance by the Commission or any state securities authority of any stop order, injunction or other order or requirement suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iii) if, between the effective date of a Registration Statement and the closing of any sale of securities covered thereby pursuant to any agreement to which the Company is a party, the representations and warranties of the Company contained in such agreement cease to be true and correct in all material respects or if the Company receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, and (iv) of the happening of any event during the period a Registration Statement is effective as a result of which such Registration Statement or the related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(f)	furnish counsels for each such underwriter, if any, and for the Holders for which the Registrable Securities are being registered, copies of any request by the Commission or any state securities authority for amendments or supplements to a Registration Statement and Prospectus or for additional information;

(g)	use all reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement at the earliest possible time;

(h)	upon request, furnish to the Underwriters’ Representative of a Public Offering of the Registrable Securities, if any, without charge, at least one signed copy of each Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits; and furnish to each Holder for which the Registrable Securities are being registered, without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without documents incorporated therein by reference or exhibits thereto, unless requested);

(i)	cooperate with the selling Holders of the Registrable Securities and the Underwriters’ Representative of a Public Offering of the Registrable Securities, if any, to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations (consistent with the provisions of the governing documents thereof) and registered in such names as the selling Holders or the Underwriters’ Representative of a Public Offering of the Registrable Securities, if any, may reasonably request at least seven (7) days prior to any sale of the Registrable Securities;

(j)	upon the occurrence of any event contemplated by paragraph (e)(iv) of this Section, use best efforts to prepare a supplement or post-effective amendment to a Registration Statement or the related Prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, such Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(k)	enter into customary agreements (including, in the case of a Public Offering, underwriting agreements in customary form, and including provisions with respect to indemnification and contribution in customary form and consistent with the provisions relating to indemnification and contribution contained herein) and take all other customary and appropriate actions in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith:
(i)	make such representations and warranties to the selling Holders of such Registrable Securities and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in similar underwritten offerings;

(ii)	obtain opinions of counsels to the Company and updates thereof (which counsels and opinions (in form, scope and substance) shall be reasonably satisfactory to the Underwriters’ Representative, if any, and the Holders of a majority of the Registrable Securities being sold) addressed to each selling Holder and the underwriters, if any, covering the matters customarily covered in opinions requested in similar underwritten offerings and such other matters as may be reasonably requested by such Holders and underwriters;

(iii)	obtain “comfort” letters and updates thereof from the Company’s independent certified public accountants addressed to the selling Holders of the Registrable Securities, if permissible, and the underwriters, if any, which letters shall be customary in form and shall cover matters of the type customarily covered in “comfort” letters to underwriters in connection with firm commitment underwritten offerings;

(iv)	to the extent requested and customary for the relevant transaction, enter into a securities sales agreement with the selling Holders providing for, among other things, the appointment of such representative as agent for the selling Holders for the purpose of soliciting purchases of the Registrable Securities, which agreement shall be customary in form, substance and scope and shall contain customary representations, warranties and covenants; and

(v)	deliver such customary documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities (calculated on an as-converted basis) being sold or by the Underwriters’ Representative, if any.
The above shall be done (i) at the effectiveness of such Registration Statement (and each post-effective amendment thereto) in connection with any registration, and (ii) at each closing under any underwriting or similar agreement as and to the extent required thereunder;
(1)	make available for inspection by representatives of the selling Holders of the Registrable Securities and any underwriters participating in any disposition pursuant to a Registration Statement and any counsel or accountant retained by such Holders or underwriters, all relevant financial and other records, pertinent corporate documents and properties of the Company and cause the respective officers, directors and employees of the Company to supply all information reasonably requested by any such representative, underwriter, counsel or accountant in connection with a Registration Statement;

(m)	(i) within a reasonable time prior to the filing of any Registration Statement, any Prospectus, any amendment to a Registration Statement or amendment or supplement to a Prospectus, provide copies of such document to the selling Holders of the Registrable Securities and to counsel to such Holders and to the underwriter or underwriters of a Public Offering of the Registrable Securities, if any; fairly consider such reasonable changes in any such document prior to or after the filing thereof as the counsel to the Holders or the underwriter or the underwriters may request and not file any such document in a form to which the Holders of a majority of the Registrable Securities (calculated on an as-converted basis) being registered or any underwriter shall reasonably object; and make such of the representatives of the Company as shall be reasonably requested by the Holders for which the Registrable Securities are being registered or any underwriter available for discussion of such document; (ii) within a reasonable time prior to the filing of any document which is to be incorporated by reference into a Registration Statement or a Prospectus, provide copies of such document to counsel for the selling Holders; fairly consider such reasonable changes in such document prior to or after the filing thereof as counsel for such Holders or such underwriter shall request; and make such of the representatives of the Company as shall be reasonably requested by such counsel available for discussion of such document;

(n)	cause all Registrable Securities to be qualified for inclusion in or listed on The New York Stock Exchange or any securities exchange or the NASDAQ National Market on which securities of the same class issued by the Company are then so qualified or listed if so requested by the Holders of a majority of the Registrable Securities (calculated on an as-converted basis) covered by a Registration Statement, or if so requested by the underwriter or underwriters of a Public Offering of the Registrable Securities, if any;

(o)	otherwise use all reasonable efforts to comply with all applicable rules and regulations of the Commission, including making available to its security holders an earnings statement covering at least 12 months which shall satisfy the provisions of Section 11 (a) of the Securities Act and Rule 158 thereunder;

(p)	cooperate and assist in any filings required to be made with the FINRA and in the performance of any due diligence investigation by any underwriter in an underwritten offering; and

(q)	use all reasonable efforts to facilitate the distribution and sale of any Registrable Securities to be offered pursuant to this Agreement, including without limitation by making road show presentations, holding meetings with potential investors and taking such other actions as shall be requested by the Holders of a majority of the Registrable Securities (calculated on an as-converted basis) covered by a Registration Statement or the lead managing underwriter of an underwritten offering; provided that the Company shall not be required to make road show presentations in connection with any Public Offering of the Registrable Securities that would not reasonably be expected to have an aggregate value of at least US$30,000,000.
Each selling Holder of the Registrable Securities as to which any Registration is being effected pursuant to this Agreement agrees, as a condition to the Registration obligations with respect to such Holder provided herein, to furnish to the Company such information regarding such Holder required to be included in the Registration Statement, the ownership of the Registrable Securities by such Holder and the proposed distribution by such Holder of such Registrable Securities as the Company may from time to time reasonably request in writing.
     7. Indemnification.
          7.1. Company’s Indemnification of Holders. To the extent permitted by law, the Company shall indemnify each Holder, each of its officers, directors, partners, agents, legal counsel for the Holders, and each Person controlling that Holder within the meaning of the Securities Act, with respect to which Registration, qualification, or compliance of the Registrable Securities has been effected pursuant to this Agreement, and each underwriter, if any, and each of its officers, directors, partners, agents and each Person who controls any underwriter within the meaning of the Securities Act against all claims, losses, damages, liabilities, or actions in respect thereof (collectively, “Damages”) to the extent the Damages arise out of or are based upon any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, Prospectus or other document incident to any Registration, qualification, or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary in order to make the statements made therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, or any violation by the Company (or alleged violation) of any rule or regulation promulgated under the Securities Act, Exchange Act, applicable Blue Sky laws, or other applicable laws in the jurisdiction other than the United States in which the Registration occurred, applicable to the Company and relating to action or inaction required of the Company in connection with any Registration, qualification, or compliance; and the Company shall reimburse each such Holder, each underwriter, each of their respective officers, directors, partners, agents, legal counsels, and each Person who controls any Holder or underwriter, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided, however, that the indemnity contained in this Section 7.1 shall not apply to amounts paid in settlement of any Damages if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); and provided, further, that the Company will not be liable in any case to the extent that any Damages arise out of or are based upon any untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in that Registration Statement, prospectus, or other document in reliance upon and in conformity with written information furnished to the Company by a Holder or underwriter, if any, and stated to be specifically for use in connection with the offering of securities of the Company.
          7.2. Holder’s Indemnification of Company. To the extent permitted by law, each Holder shall, if the Registrable Securities held by that Holder are included in the securities as to which Registration, qualification or, compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors and officers, each legal counsel and independent accountant of the Company, each underwriter, if any, of the Company’s securities covered by the Registration Statement, each Person who controls the Company or underwriter within the meaning of the Securities Act, and each other Holder selling securities under such Registration, each of its such other Holder’s, officers, directors, and constituent partners, and each Person controlling the other Holder, against all Damages arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in such Registration Statement, prospectus, or other document incident to any Registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary in order to make the statements made therein (in the case of a Prospectus, in light of the circumstances under which they were made) not misleading, or any violation (or alleged violation) by the Holder of any rule or regulation promulgated under the Securities Act, Exchange Act, applicable Blue Sky laws, or other applicable laws in the jurisdiction other than the United States in which the Registration occurred, applicable to the Holder and relating to action or inaction required of the Holder in connection with any Registration, qualification, or compliance, and shall reimburse the Company, those Holders, directors, officers, partners, Persons, law and accounting firms, underwriters or control Persons for any legal and any other expenses reasonably incurred in connection with investigating or defending any claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that the untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in that Registration Statement, prospectus, or other document in reliance upon and in conformity with written information furnished to the Company by that Holder and stated to be specifically for use in connection with the offering of securities of the Company, provided, however, that the indemnity contained in this Section 7.2 shall not apply to amounts paid in settlement of any Damages if settlement is effected without the consent of that Holder (which consent shall not be unreasonably withheld) and provided, further, that each Holder’s liability under this Section 7.2 shall not exceed the Holder’s proceeds (less underwriting discounts and selling commissions) from the offering of securities made in connection with that Registration.
          7.3. Indemnification Procedure. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, the indemnified party shall, if a claim is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof and generally summarize the action. The indemnifying party shall have the right to participate in and to assume the defense of that claim; provided, however, that the indemnifying party shall be entitled to select counsel for the defense of the claim with the approval of any parties entitled to indemnification, which approval shall not be unreasonably withheld; provided further, however, that if either party reasonably determines that there may be a conflict between the position of the Company and the Shareholders in conducting the defense of the action, suit, or proceeding by reason of recognized claims for indemnity under this Section 7, then counsel for that party shall be entitled to conduct the defense to the extent reasonably determined by counsel to be necessary to protect the interests of that party. The failure to notify an indemnifying party promptly of the commencement of any action, if prejudicial to the ability of the indemnifying party to defend the action, shall relieve the indemnifying party, to the extent so prejudiced, of any liability to the indemnified party under this Section 7, but the omission to notify the indemnifying party shall not relieve the party of any liability that the party may have to any indemnified party otherwise than under this Section 7.
          7.4. Contribution. If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Damages, then the indemnifying party, in lieu of indemnifying the indemnified party hereunder, shall contribute to the amount paid or payable by the indemnified party as a result of those Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other hand, in connection with the statements or omissions that resulted in Damages as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying or the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent the statement or omission.
          7.5. Conflicts. Notwithstanding the foregoing, to the extent that provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.
          7.6. Survival of Obligations. The obligations of the Company and Holders under this Section 7 shall survive the completion of any offering of the Registrable Securities in a Registration Statement under this Agreement or otherwise.
          8. Lock-Up. Each Shareholder hereby agrees that, if requested by the Company and the Underwriters’ Representative (if any) in connection with the Company’s initial public offering, the Shareholder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise transfer or dispose of any Registrable Securities or other securities of the Company without the prior written consent of the Company and the Underwriters’ Representative for such period of time (not to exceed 180 days) following the effective date of a Registration Statement of the Company filed under the Securities Act (or other applicable law in a jurisdiction other than the United States in which a Registration occurred) as may be requested by the Underwriters’ Representative. Notwithstanding anything herein to the contrary, the foregoing provision contained in this Section 8 shall not restrict Citigroup Inc. and its Affiliates, respectively, from engaging in any brokerage, investment advisory, financial advisory, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage and other similar activities conducted in the ordinary course of its or its affiliates’ business, so long as such activities are not conducted in respect of the Registrable Securities (or by virtue of a short position undertaken to benefit from the cover of the Registrable Securities, or the issuance of a derivative security designed to benefit from the value of the Registrable Securities) of the Company directly owned by Citigroup Inc.
     9. No-Action Letter or Opinion of Counsel in Lieu of Registration; Conversion of Preferred Shares. Notwithstanding anything else in this Agreement, if (a) the Company obtains from the Commission (or a comparable regulatory agency in respect of Registration in a jurisdiction other than the United States) a “no-action” letter in which the Commission or such comparable regulatory agency has indicated that it will take no action if, without Registration under the Securities Act or comparable law, any Holder disposes of the Registrable Securities covered by any request for Registration made under Section 2 of this Agreement in the specific manner in which the Holder proposes to dispose of the Registrable Securities included in that request (such as including, without limitation, inclusion of the Registrable Securities in an underwriting initiated by either the Company or the Holders) and that the Registrable Securities may be sold to the public without Registration; or (b) in the opinion of counsel for the Company concurred by counsel for the Holder, no Registration under the Securities Act (or other applicable law) is required in connection with the disposition and that the Registrable Securities may be sold to the public without Registration, then the Registrable Securities included in the request shall not be eligible for Registration under this Agreement. Any Registrable Securities not so disposed of shall be eligible for Registration in accordance with the terms of this Agreement with respect to other proposed dispositions to which this Section 9 does not apply. The Registration rights of the Holders of the Registrable Securities set forth in this Agreement are conditioned upon the conversion of the Registrable Securities with respect to which Registration is sought into Ordinary Shares prior to the effective date of the Registration Statement.
     10. Reports Under the Exchange Act. With a view to making available to Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without Registration or pursuant to a Registration on Form F-3, the Company agrees to:
(a)	make and keep public information available, as those terms are understood and defined in Rule 144, at all times after 90 days after the effective date of the first Registration Statement filed by the Company for the offering of its securities to the public;
(b)	take all reasonable action, including the voluntary Registration of its Ordinary Shares under Section 12 of the Exchange Act, necessary to enable the Holders to utilize Form F-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first Registration Statement filed by the Company for the offering of its securities to the general public is declared effective;

(c)	file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act;

(d)	furnish to any Holder, so long as the Holder owns any Registrable Securities, promptly upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first Registration Statement filed by the Company), the Securities Act, and the Exchange Act (at any time after it has become subject to those reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form F-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of the Company and any other reports and documents filed by the Company; and (iii) any other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any securities without Registration or pursuant to that form; and

(e)	for a Registration in a jurisdiction other than the United States, take actions similar to those set forth in paragraphs (a), (b), (c) and (d) of this Section 10 with a view to making, available to Holders the benefits of the corresponding provision or provisions of that jurisdiction’s securities laws.
     11. Compliance with Sarbanes-Oxley Act. The Company covenants that it will fully comply with all the requirements of the United States Sarbanes-Oxley Act of 2002, as amended, and any rules and regulations thereunder adopted from time to time by the Commission and any other applicable laws, in each case to the extent applicable to the Company.
     12. Miscellaneous.
          12.1. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.
          12.2. Counterparts and Facsimile Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that party.
          12.3. Headings. The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.
          12.4. Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally or by facsimile transmission or mailed (first class postage prepaid) to the parties at the following addresses or facsimile numbers:

          If to the Series A Investor, to:
Citigroup Venture Capital International Growth Partnership, L.P.
Citigroup Venture Capital International Co-Investment, L.P.

c/o	Citigroup Venture Capital International Asia Pacific Limited 26/F, Two Exchange Square Connaught Road, Central Hong Kong
Facsimile No.: +852-2868-6667
Attn: Ji Hong Min and Enos Tam
with a courtesy copy to:
Simpson Thacher & Bartlett LLP
ICBC Tower, 7/F
3 Garden Road
Central, Hong Kong SAR, China
Facsimile No.: +852-2869-7694
Attn: Jin Hyuk Park
          If to the Series B Investors, to:
IBM WTC Asia Investments LLC

c/o	IBM Global Services (China) Co., Ltd. 25F, IBM Tower, Pacific Century Place 2A Gong Ti Bei Road, Chaoyang District, Beijing, 100027, China
Facsimile No.: +86-10-6539-2929
Attn: Xiangming Fang
Lehman Brothers Offshore Partners Ltd., to:

c/o	Lehman Brothers Asia Limited 26/F, Two International Finance Centre 8 Finance Street Central, Hong Kong
 Facsimile No.: +852-2297-1305
 Attn: Bert Kwan

         with a courtesy copy to:
Jones Day
29/F, Edinburgh Tower
The Landmark
15 Queen’s Road Central
Hong Kong, China
Facsimile No.: +852-2868-5871
Attn: Barbara Mok
         If to the Company Shareholders, to:
         Yiming Ma

c/o	Camelot Information Systems Inc. 11th Floor Zhejiang Tower 26 North Ring 3 Road 100029 Beijing Peoples’ Republic of China
         Facsimile No.: +86-10-6445-1850
         Heidi Chou

c/o	Camelot Information Systems Inc. 11th Floor Zhejiang Tower 26 North Ring 3 Road 100029 Beijing Peoples’ Republic of China
         Facsimile No.: +86-10-6445-1850
Raymond Yang
2118 246th Avenue SE
Sammamish, WA 98075
United States of America
Facsimile No.:
Tammy Mei-Tan Chang
92 Roadrunner Lane
Aliso Viejo, CA 92656
United States of America
Facsimile No.:
(Lisa) Yan Ying Xuan
638 San Antonio Rd. #106
Palo Alto, CA 94306
United States of America
Facsimile No.:
Xiao Feng Fu
Ping Xing Guan Road 68 Nong
5 Shen Di Yuan #401

Shanghai, 200070
Peoples’ Republic of China
Facsimile No.:
If to the Company, to:
Camelot Information Systems Inc.
11th Floor Zhejiang Tower
26 North Ring 3 Road
100029 Beijing
Peoples’ Republic of China
Facsimile No.: +86-10-6445-1850
Attn: Yiming Ma
with courtesy a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP
East Wing Office, Level 4, China World Trade Centre
No. 1 Jianguomenwai Avenue, 100004 Beijing
People’s Republic of China
Facsimile No.: +86-10-6505-5522
Attn: Peter Huang
All such notices, requests and other communications will (a) if delivered personally to the address as provided in this Clause, be deemed given upon delivery, (b) if delivered by facsimile transmission to the facsimile number as provided in this Clause, be deemed given upon on the date of transmission with receipt of a transmittal confirmation, and (c) if delivered by mail in the manner described above to the address as provided in this Clause, be deemed given on the fourth (4th) Business Day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed in writing to the sender by such courier service (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Clause). Any party from time to time may change its address, facsimile number or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.
        12.5. Amendment of Agreement. Any provision of this Agreement may be amended only by a written instrument signed by the Company and by persons holding not less than 75% of the Registrable Securities (calculated on an as-converted basis).
        12.6. Severability. In case any provision of this Agreement shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
        12.7. Entire Agreement; Successors and Assigns. This Agreement constitutes the entire contract among the Company and the Shareholders relative to the subject matter of this Agreement. Any previous agreement, whether written or oral, between the Company and any Shareholder concerning the subject matter of this agreement or registration rights is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective executors, administrators, heirs, successor, and permitted assigns of the parties.

     IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the day and year first above written.

CAMELOT INFORMATION SYSTEMS INC.
For and on behalf of
Camelot Information Systems Inc.

By:	/s/ Yiming Ma
Name: Yiming Ma
Title: CEO

CITIGROUP VENTURE CAPITAL
INTERNATIONAL GROWTH PARTNERSHIP, L.P.

By:	/s/ Martin Paul
Name:	Martin Paul
Title:	Alternate Director

CITIGROUP VENTURE CAPITAL
INTERNATIONAL CO-INVESTMENT, L.P.

By:	/s/ Martin Paul
Name:	Martin Paul
Title:	Alternate Director

IBM WTC ASIA INVESTMENTS LLC

By:	/s/ Elias Mendoza
Name:	Elias Mendoza
Title:	Managing Director

LEHMAN BROTHERS OFFSHORE PARTNERS LTD.

By:	/s/ Ashvin Rao
Name:	Ashvin Rao
Title:	Director

YIMING MA	HEIDI CHOU

By: /s/ Yiming Ma	By: /s/ Heidi Chou

CHANG, TES-YUN	TAMMY MEI-TAN CHANG

By: /s/ Chang, Tes-Yun	By: /s/ Tammy Mei-Tan Chang

YAN YIN XUAN	XIAO FENG FU

By: /s/ Yan Yin Xuan	By: /s/ Xiao Feng Fu

RAYMOND YANG	YIN WEBSTER

By: /s/ Raymond Yang	By: /s/ Yin Webster

YANG XIAOCHUN	HUANG LIXIN

By: /s/ Yang Xiaochun	By: /s/ Huang Lixin

PAN JINPING	QI PENGSHENG

By: /s/ Pan Jinping	By: /s/ Qi Pengsheng

XU HANWEI	WU DONGLIANG

By: /s/ Xu Hanwei	By: /s/ Wu Dongliang

WU LONGFEI	XIAO SHUJI

By: /s/ Wu Longfei	By: /s/ Xiao Shuji

PENG JIANHUA

By:	/s/ Peng Jianhua

LI ZHAILIN

By:	/s/ Li Zhailin

WANG CHUNLIANG

By:	/s/ Wang Chunliang

WANG CHEN

By:	/s/ Wang Chen

YUAN BO

By:	/s/ Yuan Bo

SHI DENG FENG

By:	/s/ Shi Deng Feng

GAO LING

By:	/s/ Gao Ling

YE HONG YANG

By:	/s/ Ye Hong Yang

YU QIANG

By:	/s/ Yu Qiang

QIAO LIMING

By:	/s/ Qiao Liming

GUO JIAQI

By:	/s/ Guo Jiaqi

ZHANG JIE

By:	/s/ Zhang Jie

HUAN CHU WEI

By:	/s/ Huan Chu Wei

LIU TING BO

By:	/s/ Liu Ting Bo

CHEN KE WEI

By:	/s/ Chen Ke Wei

GAO KE MING

By:	/s/ Gao Ke Ming

HO MUN KING		DAVID CHEN

By:	/s/ Ho Mun King	By:	/s/ David Chen

JOSHUA KING		ROH, JAN-KUNG

By:	/s/ Joshua King	By:	/s/ Roh, Jan-Kung

CFM INVESTMENT LIMITED		CFM INVESTMENT LIMITED
CFM GREATER CHINA FUND		CFM GREATER CHINA FUND II

By:	/s/ CFM Investment Limited	By:	/s/ CFM Investment Limited

Name:		Name:
Title:		Title:

TITAN I VENTURE CAPITAL CO., LTD.

By:	/s/ Titan I Venture Capital Co., Ltd.

Name:
Title:

EXHIBIT A
THE COMPANY SHAREHOLDERS

Yiming Ma	Heidi Chou
1201 Scitech Tower, No. 22	1201 Scitech Tower, No. 22
Jianguomenwai Avenue,	Jianguomenwai Avenue,
P.R.C. 100004	P.R.C. 100004

Chang, Tes-Yun	Tammy Mei-Tan Chang
11th Floor Zhejiang Tower,	1684 Grizilo Dr., San Jose,
No.26 North Ring No. 3	CA. 95124, U.S.A
Road, 100029, Beijing, PRC

Yan Yin Xuan	Xiao Feng Fu
638 San Antonia Rd. #106,	c/o Shanghai Jou Hua Auto.
Palo Alto, CA. 94306, U.S.A.	Co. Ltd., Chong Qing Nan
Lu #28, Shanghai, 200020,
P.R.C.

Raymond Yang	Yin Webster
2118-246th Ave SE	48 Pentstemon Drive
Sammamish Wa 98075	Swabscombe DA10 ONJUK

Yang Xiaochun	Huang Lixin
11th Floor Zhejiang Tower,	11th Floor Zhejiang Tower,
No. 26 North Ring No. 3	No. 26 North Ring No. 3
Road, 100029, Beijing, PRC	Road, 100029, Beijing, PRC

Pan Jinping	Qi Pengsheng
11th Floor Zhejiang Tower,	11th Floor Zhejiang Tower,
No. 26 North Ring No. 3	No. 26 North Ring No. 3
Road, 100029, Beijing, PRC	Road, 100029, Beijing, PRC

Xu Hanwei	Wu Dongliang
11th Floor Zhejiang Tower,	11th Floor Zhejiang Tower,
No. 26 North Ring No. 3	No. 26 North Ring No. 3
Road, 100029, Beijing, PRC	Road, 100029, Beijing, PRC

Wu Longfei	Xiao Shuji
11th Floor Zhejiang Tower,	11th Floor Zhejiang Tower,
No. 26 North Ring No. 3	No. 26 North Ring No. 3
Road, 100029, Beijing, PRC	Road, 100029, Beijing, PRC

Peng Jianhua	Yu Qiang
11th Floor Zhejiang Tower,	11th Floor Zhejiang Tower,
No. 26 North Ring No. 3	No. 26 North Ring No. 3
Road, 100029, Beijing, PRC	Road, 100029, Beijing, PRC

Li Sailin	Qiao Liming
11th Floor Zhejiang Tower,	11th Floor Zhejiang Tower,
No. 26 North Ring No. 3	No. 26 North Ring No. 3
Road, 100029, Beijing, PRC	Road, 100029, Beijing, PRC

Wang Chunliang	Guo Jiaqi
11th Floor Zhejiang Tower,	11th Floor Zhejiang Tower,
No. 26 North Ring No. 3	No. 26 North Ring No. 3
Road, 100029, Beijing, PRC	Road, 100029, Beijing, PRC

Wang Chen	Zhang Jie
11th Floor Zhejiang Tower,	11th Floor Zhejiang Tower,
No. 26 North Ring No. 3	No. 26 North Ring No. 3
Road, 100029, Beijing, PRC	Road, 100029, Beijing, PRC

Yuan Bo	Huan Chu Wei
11th Floor Zhejiang Tower,	11th Floor Zhejiang Tower,
No. 26 North Ring No. 3	No. 26 North Ring No. 3
Road, 100029, Beijing, PRC	Road, 100029, Beijing, PRC

Shi Deng Feng	Liu Ting Bo
11th Floor Zhejiang Tower,	11th Floor Zhejiang Tower,
No. 26 North Ring No. 3	No. 26 North Ring No. 3
Road, 100029, Beijing, PRC	Road, 100029, Beijing, PRC

Gao Ling	Chen Ke Wei
11th Floor Zhejiang Tower,	11th Floor Zhejiang Tower,
No. 26 North Ring No. 3	No. 26 North Ring No. 3
Road, 100029, Beijing, PRC	Road, 100029, Beijing, PRC

Ye Hong Yang	Gao Ke Ming
11th Floor Zhejiang Tower,	11th Floor Zhejiang Tower,
No. 26 North Ring No. 3	No. 26 North Ring No. 3
Road, 100029, Beijing, PRC	Road, 100029, Beijing, PRC

He Wen Jing	David Chen
11th Floor Zhejiang Tower,	11th Floor Zhejiang Tower,
No. 26 North Ring No. 3	No, 26 North Ring No. 3
Road, 100029, Beijing, PRC	Road. 100029, Beijing, PRC

Joshua King	Roh, Jan-Kung
11th Floor Zhejiang Tower,	11th Floor Zhejiang Tower,
No. 26 North Ring No. 3	No. 26 North Ring No. 3
Road, 100029, Beijing, PRC	Road, 100029, Beijing, PRC

Titan I Venture Capital	CFM Investment Limited
CO., Ltd.	CFM Greater China Fund II
PO Box 513GT, Strathvale	PO Box 513GT, Strathvale
House, North Church Street,	House, North Church Street,
George Town, Grand	George Town, Grand
Cayman, Cayman Islands	Cayman, Cayman Islands

CFM Investment Limited	Citigroup Venture Capital International
CFM Greater China Fund	Co-Investment, L.P.
PO Box 513GT, Strathvale	25/F, Two Exchange Square,
House, North Church Street,	Connaught Road
George Town, Grand	Central, Hong Kong
Cayman, Cayman Islands

Citigroup Venture Capital International
Growth Partnership, L.P.
25/F, Two Exchange Square,
Connaught Road
Central, Hong Kong